UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

F O R M 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	3/31/2006

BOSTON CAPITAL TAX CREDIT FUND V L.P.

(Exact name of registrant as specified in its charter)

Delaware 0-26200 04-3208648

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

c/o Boston Capital Corporation,

One Boston Place, Boston, Massachusetts 02108-4406

(Address of principal executive offices) (Zip Code)

Registrants telephone number, including area code	(617) 624-8900

None

(Former name or former address, if changed since last report)

Item 5. Other Events

As of December 1, 2004 Boston Capital Tax Credit Fund V L.P., a Delaware limited partnership, specifically Series 46 thereof, entered into various agreements relating to Linden - Shawnee Partners, a Oklahoma limited partnership (the "Operating Partnership") on behalf of Series 46 of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December 1, 2004 (the "Operating Partnership Agreement"), pursuant to which Series 46 acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement.

The Operating Partnership owns a 54 unit apartment complex for located at Shawnee in Pottawatomie County, Oklahoma, which is known as Lindens Apartments (the "Apartment Complex"). The Apartment Complex consists of 2 buildings containing 32 one-bedroom units, and 22 two-bedroom units. Amenities include washer and dryer hookups, disposal, patio/balconies, garages, swimming pool, community room, playground, and laundry. Construction of the Apartment Complex in 1/1/2005 and is scheduled for completion in 4/31/2006. 100% Occupancy scheduled for 8/31/2006.

The Operating Partnership expects to receive permanent financing in the amount of $ 1,040,000 (the "Permanent Mortgage") from First National Bank & Trust Company of Ada. The Permanent Mortgage is expected to bear interest at 6.425% per annum payable over a 16 year amortization period and a 16 year term

It is expected that 100% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

The general partner of the Operating Partnership is Farnam Group Resources, Inc., (the "General Partner"). The of the General Partner Lawrence A. Mazzotta.

Series 46 acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $2,971,753to the Operating Partnership in 5 installments as follows:

      $891,526 (the "First Installment") on Loan Closing;
      $891,526 (the "Second Installment") on 50% Completion;
      $891,526 (the "Third Installment") on Completion Date;
      $288.260 (the "Fourth Installment") on State Designation; and
      $8,915 (the "Fifth Installment") on Rental Achievement.

All Installments have been paid by Series 46.

The total Capital Contribution of Series 46 to the Operating Partnership is based on the Operating Partnership receiving $4,405,430 in Tax Credits during the 11-year period commencing in 2006 of which 86.49140% ($3,810,318) will be allocated to Series 46 as the Investment Limited Partner of the Operating Partnership.

Series 46 believes that the Apartment Complex is adequately insured.

Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership Agreement:
	Profits, Losses and Tax Credits from Normal Operations	Capital Transactions	Cash Flow
General Partner	0.01%	90%	90%
Series 46	86.49140%	8.65000%	8.65000%
Series 49	13.49860%	1.35000%	1.35000%
Special Limited Partner	0%	0.00100%	0%

The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of Series 46.

Series 46 used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

Boston Capital, or an Affiliate thereof, will receive a fee (the "Asset Management Fee") commencing in 2005 from the Operating Partnership, for services in connection with the Operating Partnerships accounting matters and the preparation of tax returns and reports to the Partnership, in the annual amount of $3,000. The Asset Management Fee for each Fiscal Year will be payable from Cash Flow in the manner and priority set forth in Section 12.7 of the Operating Partnership Agreement, provided, however, that if, in any Fiscal Year, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner shall advance the amount of such deficiency to the Operating Partnership as a Subordinated Loan. If for any reason the Asset Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Operating Partnership will pay the Developer a fee (the "Development Fee") in the principal amount of $577,000. The Development Fee shall be due and payable only in accordance with Section 6.12 of the Development Agreement and, if not sooner paid, the total amount then outstanding will be payable on the tenth (10th) anniversary of the end of the Tax Credit Period from the proceeds of an additional General Partner Capital Contribution.

Item 7. Exhibits.

	(c)	Exhibits.	Page
(1)	(a)	Form of Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Agreement of Limited Partnership of the Partnership

Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (2) to Registration Statement No. 33-70564 on Form

S-11, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 29, 2006

BOSTON CAPITAL TAX CREDIT FUND V L.P.

By: Boston Capital Associates V L.P.,

its General Partner

By: BCA Associates Limited Partnership, its

General Partner

By: C&M Management, Inc., its

sole General Partner

By: /s/ John P. Manning__

John P. Manning, President